UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 13, 2005

ENTERCOM COMMUNICATIONS CORP.

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	001-14461	23-1701044
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

401 City Avenue, Suite 809
Bala Cynwyd, Pennsylvania		19004
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (610) 660-5610

(Former Address of Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry into a Material Definitive Agreement

•                                          Acceleration of Certain Underwater Options

On December 13, 2005, the Compensation Committee (the “Committee”) of the Board of Directors of Entercom Communications Corp. (the “Company”) approved the acceleration of the vesting of, and fully vested, all of the Company’s outstanding unvested stock options, granted under the Company’s Equity Compensation Plan, as amended and restated (f/k/a the Entercom 1998 Equity Compensation Plan) (the “Plan”), that: (i) have a strike price above $29.27 per share (the market price of the Company’s Class A Common Stock as of the close of business on December 13, 2005); and (ii) were granted prior to January 1, 2005 (the “Accelerated Options”).  Except as described herein, the terms of the Accelerated Options remain unchanged.

The Committee’s decision to accelerate the vesting of, and fully vest, the Accelerated Options under the Plan is in response to the issuance by the Financial Accounting Standards Board of Statement of Financial Accounting Standard No. 123 (Revised 2004), “Share-Based Payment”, which, effective January 1, 2006, will require the Company to treat unvested stock options as compensation expense.  The acceleration of vesting of the Accelerated Options will reduce the Company’s compensation charges in subsequent periods, in that the acceleration of vesting of the Accelerated Options will have no current effect on net income or net income per share earnings and will eliminate the need for recognizing future compensation expense of approximately $18.5 million over the next several years.

The Committee recognized that the Accelerated Options currently have limited economic value and are not achieving their original objectives of incentive compensation and employee retention because the exercise prices thereof are currently in excess of the market price of the Company’s Class A common stock.  Accordingly, the acceleration of the vesting of the Accelerated Options will work towards achieving the foregoing desired objectives by removing the vesting requirement.

The Accelerated Options include an aggregate of 684,581 options held by named executive officers and directors of the Company.

The form of notice to option holders regarding the accelerated vesting of the Accelerated Options is attached as Exhibit 10.1 hereto and its terms are incorporated herein by reference.

•                                          Adoption of Director Deferred Compensation Plan

On December 13, 2005, the Board of Directors of Entercom Communications Corp. (the “Company”) adopted the Deferred Compensation Plan for Directors of Entercom Communications Corp. (the “Plan”) effective January 1, 2006.  The Plan permits directors who are not officers or employees of the Company to defer receipt of all or part of their compensation (meeting fees, retainer or any special fees) for services as a director during calendar year 2006 until termination of their service as a director or such other date as they may elect in advance.

Directors must elect to defer receipt of the compensation under the terms of the Plan in the year before the year in which the services are performed and the compensation is earned.

The Plan provides that distributions from the Plan may be made in cash and may be made in a lump sum or in installments over a period of five or ten years as elected by the participant.  This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the Plan, filed as Exhibit 99.1 to this Report on Form 8-K.  Exhibit 99.1 is incorporated by reference into this Item 1.01.

Directors may make an election to participate in the Plan by executing a 2006 Participant Agreement.  A form of the 2006 Participant Agreement is attached as Exhibit 10.2 hereto and its terms are incorporated herein by reference.

Item 9.01. Exhibits

(c)                                  Exhibits

The following exhibit is filed as part of this Current Report on Form 8-K:

Exhibit No.	Title

10.1	Entercom Communications Corp. form of notice to option holders regarding the accelerated vesting of the Accelerated Options.

10.2	Form of 2006 Participant Agreement under Deferred Compensation Plan for Directors of Entercom Communications Corp.

99.1	Deferred Compensation Plan for Directors of Entercom Communications Corp.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entercom Communications Corp.

By:	/s/ John C. Donlevie
John C. Donlevie
Executive Vice President

Dated: December 19, 2005

EXHIBIT INDEX

Exhibit No.	Title

10.1	Entercom Communications Corp. form of notice to option holders regarding the accelerated vesting of the Accelerated Options.

10.2	Form of 2006 Participant Agreement under Deferred Compensation Plan for Directors of Entercom Communications Corp.

99.1	Deferred Compensation Plan for Directors of Entercom Communications Corp.